CONSULTANCY AGREEMENT

between

SES Société d’Energie Solaire SA, route de Saint-Julien 129, 1228 Plan-les-Ouates

and

Mr. Daniel ERNE, reoute de Loex 176, 1233 Bernex

1.	Functions:

•	Member of the Board of Directors

•	Deputy General Director

2.	Duration of the contract: from October 1, 2006 to July 31 2007

3.	Missions:

•	Conduct SES business

•	Develop the turnover and the profit margin

•	Comply with the legal commitments of the company

•	Generate value for the shareholders

•	Report to the Board of Directors

4.	Place of work: SES

5.	Length: at least 40h/week in accordance with law

6.	Working hours: free, time sheet to fill out once a week (the list of missions defined by the Board of Directors)

7.	Vacation: 5 weeks per year

8.	Insurances: Basic coverage for professional and non-professional accidents, additional LAA coverage by SES

9.	Pension fund: the one of SES

10.	Remuneration:

Basic salary:	CHF 10’000/month, before taxes, 13th salary in addition, social security charges deducted

Supplementary Bonus:
will be decided by the Board of Directors of SES, within 6 months after the end of the fiscal year, in accordance with the results of SES and the contribution of everyone to the good business environment

11.	Overtime: not payable, but can be taken as vacation if approved by the Board of Directors but SES has the priority

12.
Expenses: direct expenses (in connection with a particular project or client) or indirect expenses (authorized business development) shall be reimbursed upon the presentation of the evidences establishing the expenses

13.	Duration of the contract: 10 months; at the end of the contract the Board of Directors of SES will take a decision for a new position within the company

14.	Trial period: none.

15.	Notice period: 2 months for both parties

16.	Confidentiality: required for all the businesses and documents and vis-à-vis exterior relations

17.	Education: if the business allows it and if it is necessary, SES may assume the cost of the seminars and continuing education

18.	Other conditions: Swiss Code of Obligations

Read and approved

Made in two original copies in Plan-les-Ouates, on October 3, 2006

SES Société d’Energie Solaire SA
Jean-Christophe Hadorn, President

Daniel ERNE

ADDENDUM No 1

Consultancy Agreement dated October 3, 2006 between SES Société d’Energie Solaire SA and Mr. Daniel ERNE

The function of the deputy General Director coming to an end on July 31 2007 shall be extended until Mr. Daniel ERNE enters the new function of Commercial Director.

The duration of the Consultancy Agreement is indefinite.

Other clauses of the Consultancy Agreement remain unchanged.

Plan-les-Ouates, February 16, 2007

SES Société d’Energie Solaire SA
Sandrine Crisafulli, Director

Daniel ERNE